CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Independent Registered Public Accounting Firm” in this Registration Statement (Form N-1A) of the Developed Markets Plus Fund and Developed Markets Short Fund of the Potomac Funds to be filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 61 to the Registration Statement under the Securities Act of 1933 (File No. 333-28697) and this Amendment No. 62 to the Registration Statement under the Investment Company Act of 1940 (File No. 811-8243).

/s/ Ernst & Young LLP

Chicago, Illinois
January 11, 2006